                                  Exhibit 12.1

SCHEDULE OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES OF THE KROGER CO.
   AND CONSOLIDATED SUBSIDIARY COMPANIES AND UNCONSOLIDATED COMPANIES AS IF
        CONSOLIDATED FOR THE FIVE FISCAL YEARS ENDED December 30, 1995



                                                          Five Years Ended
                                --------------------------------------------------------------------
                                December 30,   December 31,   January 1,   January 2,   December 28,
                                    1995           1994          1994         1993          1991
                                 (52 Weeks)     (52 Weeks)    (52 Weeks)   (53 Weeks)    (52 Weeks)
                                ------------   ------------   ----------   ----------   ------------

                                                     (in thousands of dollars)
Earnings
  Earnings from continuing
   operations before tax
   expense, extraordinary
   loss and cumulative
   effect of change
   in accounting..............    $509,538       $421,363      $283,938     $173,415      $168,595


  Fixed charges...............     489,939        500,599       556,008      640,004       687,227
  Capitalized interest........      (6,785)        (2,521)          230         (960)          122
                                  --------       --------      --------     --------      --------
                                  $992,692       $919,441      $840,176     $812,459      $855,944
                                  ========       ========      ========     ========      ========

Fixed Charges
  Interest....................    $320,236       $331,097      $391,693     $476,932      $536,485
  Portion of rental payments
   deemed to be interest......     169,703        169,502       164,315      163,072       150,741
                                  --------       --------      --------     --------      --------
                                  $489,939       $500,599      $556,008     $640,004      $687,226
                                  ========       ========      ========     ========      ========
Ratio of Earnings to
  Fixed Charges...............         2.0            1.8           1.5          1.3           1.2

Dollar Deficiency of
  Coverage....................         N/A            N/A           N/A          N/A           N/A